UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant  ☑
Filed by a party other than the registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12
Valaris plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Valaris plc 110 Cannon Street London, EC4N 6EU Phone: +44 (0) 20 7659 4660 www.valaris.com Company No. 7023598

SUPPLEMENT TO PROXY STATEMENT
RELATING TO ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on 15 June 2020

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of Valaris plc (the “Company”) filed with the U.S. Securities and Exchange Commission on 27 April 2020 in connection with the Company’s 2020 Annual General Meeting of Shareholders to be held at 110 Cannon Street, London EC4N 6EU, United Kingdom, at 12:00 p.m. London time, on 15 June 2020 (the “Meeting”).

The purpose of this filing is to update information contained in the Proxy Statement relating to the “broker non-vote” rules that apply to each of “Resolution 9. To cast a non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2019” and “Resolution 12. To approve the disapplication of pre-emption rights in connection with an acquisition or specified capital investment.” The Proxy Statement indicated that both Resolutions 9 and 12 were “non-routine” items and that, therefore, a broker does not have authority to vote on such Resolutions on behalf of a beneficial owner who has not submitted a voting instruction form. After filing its Proxy Statement, the Company has been advised by the New York Stock Exchange (the “NYSE”) that the NYSE considers both Resolutions 9 and 12 to be “routine” matters and that a broker who has not received voting instructions from a beneficial owner of shares will have the discretion to vote such beneficial owner’s uninstructed shares on Resolutions 9 and 12. Accordingly, the Company is hereby revising the information in the Proxy Statement to state that both Resolutions 9 and 12 are “routine” proposals for which there will be no broker non-votes because a broker will be permitted to exercise its discretion to vote uninstructed shares on these Resolutions.

Vote Requirements

Resolution 9 will be proposed as an ordinary resolution, which means, assuming a quorum is present, Resolution 9 will be approved if a simple majority of the votes cast are cast in favour thereof. Resolution 12 will be proposed as a special resolution, which means, assuming a quorum is present, Resolution 12 will be approved if at least 75% of the votes cast are cast in favour thereof. Abstentions will have no effect on either Resolution 9 or Resolution 12. Both Resolutions 9 and 12 are “routine” matters and, as such, a broker will have discretion to vote on Resolutions 9 and 12 if the broker has received no voting instructions from a beneficial owner of shares with respect to such Resolutions.

Furthermore, the answer to the question titled “16. What is the quorum required to hold the Meeting? What are the effects of abstentions and broker non-votes at the Meeting?” in the section titled “Questions and Answers about the Meeting and Voting” in the Proxy Statement is hereby revised to read in its entirety as follows:

For purposes of the Meeting, shareholders present in person or by proxy who represent at least a majority of shares entitled to vote at the Meeting will constitute a quorum. Abstentions and shares held by a broker or its nominee that are voted on any matter are included in determining the number of votes present or represented at the Meeting and are counted for quorum purposes. An abstention occurs when a shareholder abstains from voting (either in person or by proxy) on one or more of the proposals. Broker non-votes occur on resolutions considered by the NYSE to be “non-routine” because a broker returns a proxy but does not have authority to vote on such resolutions on behalf of a beneficial owner who has not submitted a voting instruction form. The “non-routine” items in this proxy statement are Resolutions 1, 5, 6, 7 and 8; the other resolutions in this proxy statement are “routine” items for which a broker has authority under NYSE rules to vote shares, even if the broker does not receive a voting instruction form from the beneficial owner of the shares. In determining the number of votes cast for the Resolutions in this proxy statement, broker non-votes do not count as votes cast, and therefore have no effect on vote outcomes. Abstentions count as votes cast only for Resolution 5, which requires shareholder approval under NYSE rules. For resolution 5, an abstention has the practical effect of a vote against the Resolution. For all other Resolutions, abstentions do not count as votes cast, and therefore do not affect the vote outcome.

Except as specifically supplemented by the information contained above, all information set forth in the Proxy Statement remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.